UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

RG GLOBALLIFESTYLES, INC.
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 W Foothill, Suite 7
Upland, CA 92807
(Address of principal executive offices, including zip code)

(949) 888-9500
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)
On July 7, 2010, Registrant entered into a certain Pro-Water Acquisition Agreement (“Agreement”) with Pro-Water LLC, a Colorado limited liability company (“Pro-Water”) and its sole equity member Metropolitan Real Estate LLC, a New York limited liability company. Pro-Water owns and operates a injection well disposal refinery in Duchesne, Utah. Under the terms of the Agreement, Registrant acquired 100% of the equity of Pro-Water from its sole member, and Pro-Water will become a wholly-owned subsidiary of the Registrant in exchange for the payment of 20 million shares of Registrant’s restricted common stock, a secured convertible promissory note payable quarterly over the period of one year from the closing date in the amount of $2.0 million, with an interest rate of 5% and a conversion feature at the option of the holder into shares of Registrant’s common stock at a price of $0.10 per share, and the assumption of Pro-Water debts.  Metropolitan Real Estate LLC is an entity controlled by Horst Franz Geicke, a shareholder of Registrant.

(b)
On June 30, 2010, Registrant and Horst Franz Geicke, a shareholder of the Registrant, entered into an amendment to an existing unsecured convertible short term loan facility dated January 5, 2010 (the “Note”, previously disclosed on Form 10-Q dated February 22, 2010) pursuant to which the Registrant borrowed $150,000 from Mr. Geicke.  The amendment raised the conversion price of the Note from $0.01 to $0.025 and Mr. Geicke waived Registrant’s obligation of repayment of any interest due on the Note.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Registrant completed the acquisition of 100% of the equity of Pro-Water on July 7, 2010 in accordance with the terms of the Agreement as described above in Item 1.01(a). Pro-Water audited financial statements for the fiscal year ended December 31, 2009 and unaudited interim financial statements for the quarter ended March 31, 2010 and pro forma unaudited balance sheets and income statements of the Registrant for its most recent fiscal year ended December 31, 2009 and interim period ended March 31, 2010 including Pro-Water will be provided when available but in no event later than 71 days from the date of this current report on Form 8-K.

Pro-Water was owned by Metropolitan Real Estate LLC, an entity controlled by Horst Franz Geicke, a shareholder of Registrant and is managed by Keith Morlock, director and officer of Registrant.  Mr. Morlock will remain and continue to manage the ongoing business of Pro-Water.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

(a)
On July 7, 2010, Horst Franz Geicke, the holder of the Note (as amended and described in Item 1.01(b) above), converted the $150,000 principal balance into shares of registrant’s common stock pursuant to the terms of the Note.  Accordingly, Registrant issued 6,000,000 shares of its common stock to Mr. Geicke.  The issuance of securities was exempt from registration pursuant to Regulation S.

(b)
On July 7, 2010, Registrant issued 20,000,000 shares of its common stock to Mr. Geicke according to the terms of the Prowater Acquisition Agreement. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

(c)
On July 7, 2010, Registrant issued 25,000,000 shares of its common stock to Mr, Geicke for proceeds of $625,000 in a private placement. The issuance of securities was exempt from registration pursuant to Regulation S.

(d)
On July 7, 2010, Registrant issued 14,000,000 shares of its common stock to Grant King, Registrant’s Chief Executive Officer and Director in exchange for the conversion of $357,000 of unpaid and accrued compensation due to Mr. King. The issuance of securities was exempt from registration pursuant to Regulation S.

(e)
On July 7, 2010, Registrant issued 9,750,000 shares of its common stock to Bob Glaser, Registrant’s Officer and Director in exchange for the conversion of $248,625 of unpaid and accrued compensation due to Mr. Glaser. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

(f)
On July 7, 2010, Registrant issued 7,000,000 shares of its common stock to Keith Morlock, Registrant’s Officer and Director in exchange for the conversion of $178,500 of unpaid and accrued compensation due to Mr. Morlock. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

(g)
On July 7, 2010, Registrant issued 500,000 shares of its common stock as compensation for past legal services to a third party consultant. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)
On July 7, 2010, Richard Lambright resigned from his position of Controller and Principal Accounting Officer of the Registrant. Mr.Lambright held this position as a consultant and is owed no severance.

(b)
On July 7, 2010, the Board of Directors appointed Grant King, the Registrant’s current Chief Executive Officer and Director, to the position of Interim Chief Financial and Accounting Officer. Mr. King will receive no additional consideration for this appointment.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On July 7, 2010, a majority of the Registrant’s shareholders, in the form of a written consent, took the following actions:

(a)	Elected the following four directors: Grant King, Steve Ritchie, Bob Glaser and Keith Morlock.

(b)Ratified the appointment of Registrant’s independent accountant dbbMckennon for the audit of its financial statements for the fiscal year ended March 31, 2010.

(c)Authorized the amendment of the Registrant’s Amended and Restated Articles of Incorporation to: (1) change the name of Registrant to Sustainable Environmental Technologies Corporation; and (2) increase the authorized number of shares of common stock to 300,000,000.

(d)Approved the adoption of the Registrant’s 2010 Incentive and Nonstatutory Stock Option Plan, which reserves twenty million (20,000,000) shares of the Registrant’s common stock for issuance as stock options and grants to qualified recipients.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit Number	Description of Exhibit
4	Amendment to Short Term Loan Facility
10	Pro-Water Acquisition Agreement and Promissory Note

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RG Global Lifestyles, Inc.

By:	/s/ Grant King
Name:	Grant King
Title:	President

Dated: July 9, 2010